Exhibit 99.1
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Sarah J. Pang, 312/822-6394
Katrina W. Parker, 312/822- 5167
CNA ANNOUNCES SENIOR LEADERSHIP SUCCESSION PLAN
CHICAGO, May 23, 2008 — CNA Financial Corporation (NYSE: CNA) today announced a senior leadership succession plan. Upon Stephen W. Lilienthal’s retirement, effective June 8, 2009, Thomas F. Motamed will succeed Mr. Lilienthal as Chairman and Chief Executive Officer of CNA Financial Corporation. Mr. Lilienthal will remain in his current position until Mr. Motamed joins CNA.
Mr. Motamed will join CNA following 31 years at The Chubb Corporation. Since 2002, he has served as vice chairman and chief operating officer of The Chubb Corporation and president and chief operating officer of Chubb & Son. In these positions, he was responsible for worldwide underwriting and field operations, strategic marketing, operations services and corporate development. Previously, Mr. Motamed served in a variety of senior management positions at Chubb since joining the company in 1977 as a claims trainee.
“We are very pleased to have a proven insurance professional with Tom’s experience and leadership qualities taking the helm at CNA,” said James S. Tisch, a member of the CNA board of directors. “Tom’s broad experience across virtually every insurance discipline will be invaluable for continuing CNA’s solid performance in a tough market. I expect that Tom will hit the ground running and that it will be a smooth transition.”
Mr. Tisch added, “I want to highlight and acknowledge Steve Lilienthal’s ongoing accomplishments. Under Steve’s leadership, CNA completed a very successful turnaround. Today, CNA’s financial foundation is solid and it has emerged as a very strong competitor in the commercial insurance marketplace.”
Marvin Zonis, who also serves on the CNA board, said, “Insurance is a data-intensive business that demands a high level of technical skill. Steve combined these skills with exceptional leadership, and Tom has exactly the same strengths.” Mr. Zonis is Professor Emeritus of the University of Chicago Graduate School of Business.
Mr. Lilienthal added, “I am pleased with the enormous progress the CNA team has made and I look forward to continuing this work over the next year. It has been an honor to lead CNA, and as I look toward retirement, I am pleased we have found a successor of Tom’s caliber.”
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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